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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of F.N.B. Corporation for the registration of $175,000,000 Subordinated Notes and to the incorporation by reference therein of our report dated February 8, 2003 with respect to the consolidated financial statements of F.N.B. Corporation included in its Annual Report on Form 10-K dated March 18, 2003 filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Birmingham, Alabama
March 17, 2003